UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2005

ARAHOVA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16899	25-1844576
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Century/ML Cable Venture (the “Joint Venture”) is a joint venture that is owned 50 percent by Century Communications Corporation (“CCC”), a wholly owned, direct subsidiary of Arahova Communications Inc. (the “Company”), and 50 percent by ML Media Partners, L.P. (“ML Media”).  The Joint Venture is a debtor and debtor in possession in its own chapter 11 case.  On June 3, 2005, CCC entered into an interest acquisition agreement (the “Purchase Agreement”) with ML Media, the Joint Venture, Century-ML Cable Corporation, and San Juan Cable, LLC (the “Purchaser”) pursuant to which, subject to the terms and conditions thereof, the Joint Venture and CCC will sell their interests in the Joint Venture to the Purchaser, in which MidOcean Partners LP, Crestview Capital Partners, LP and other investors will be members as of the closing date of the transaction.  On June 20, 2005, the United States Bankruptcy Court for the Southern District of New York entered an order authorizing (i) the Joint Venture, and in certain limited circumstances, CCC, to pay a break up fee and expense reimbursement to the Purchaser in accordance with the terms and conditions of the Purchase Agreement, and (ii) the no shop and fiduciary out provisions set forth in the Purchase Agreement.

In the proposed transaction, all of the outstanding interests in the Joint Venture would be sold to the Purchaser for $520 million, subject to working capital, operating cash flow, subscriber and other customary adjustments.  Consummation of the transaction is subject to bankruptcy court approval, confirmation of a plan of reorganization of the Joint Venture, the receipt of financing by the Purchaser and other customary conditions, many of which are outside the control of the sellers and the Joint Venture.  There can be no assurance whether or when such conditions will be satisfied.

The foregoing description of the terms of the transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The Company and ML Media have been involved in a long-standing dispute concerning the Joint Venture's management, the buy-sell rights of ML Media and various other matters.  The litigation between the parties is currently pending, and the sale of the Joint Venture will not resolve such litigation.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1

Interest Acquisition Agreement by and among ML Media Partners, L.P., Century Communications Corporation, Century ML Cable Venture, Century ML Cable Corp. and San Juan Cable, LLC, as Buyer, dated as of June 3, 2005.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ sale of the Joint Venture, expected future financial position, results of operations, cash flows, sale of the Company, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations.  The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Joint Venture to San Juan Cable, LLC is approved and consummated, whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is

approved and consummated, whether the proposed settlements with the Securities and Exchange Commission and the United States Attorney’s Office for the Southern District of New York and any other agreements needed to effect those settlements are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2005	ARAHOVA COMMUNICATIONS, INC. (Registrant)

	By:	/s/ Brad M. Sonnenberg
Name: Brad M. Sonnenberg
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1

Interest Acquisition Agreement by and among ML Media Partners, L.P., Century Communications Corporation, Century ML Cable Venture, Century ML Cable Corp. and San Juan Cable, LLC, as Buyer, dated as of June 3, 2005.